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                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Forseon Corporation:

We consent to the use of our report dated September 18, 1998, except for note 9 which is as of March 25, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                         KPMG LLP


Los Angeles, California
June 23, 1999